Supertel Hospitality, Inc. Reports Second Quarter 2005 Results

NORFOLK, NE - August 12, 2005 - Supertel Hospitality, Inc. (NASDAQ: SPPR), a self-administered real estate investment trust, today announced its results for the second quarter ended June 30, 2005.

"We are pleased with the continuing improvement in the same property performance for our 69 hotels," said Paul J. Schulte, Chairman, President and CEO of Supertel Hospitality, Inc. "Total revenues were increased due to enhanced yield management and we made further progress on improving labor efficiency which is a leading source of our reduction in hotel operating expenses".

The Company reported earnings from continuing operations before income taxes of $1,673,000 for the three months ended June 30, 2005 compared to earnings of $1,427,000 from continuing operations before income taxes for the same period ended June 30, 2004. Net earnings were reported of $1,434,000, or $0.12 per diluted share, for the three months ended June 30, 2005, compared with net earnings of $1,605,000, or $0.13 per diluted share, for the same period ended June 30, 2004. The year ago period included a $329,000 or $0.03 per share gain on the sale of hotels.

Revenues from continuing operations for the three months ended June 30, 2005 compared to the three months ended June 30, 2004, increased $345,000. The increase in revenue was primarily a result of an increase in average daily rate
(ADR) of $1.53 which caused an increase in revenue per available room (RevPAR) of $0.90 for the second quarter of 2005, compared to the year-ago period.

Hotel and property operations expenses for the three months ended June 30, 2005 declined $150,000. The decrease was principally a result of a decrease in payroll of $100,000; marketing and payroll services of $112,000; and reservation, professional fees, management fee and insurance costs of $211,000. These were partially offset by an increase in franchise fees, advertising and utilities of $271,000.

The discontinued operations for the three months ended June 30, 2004 reflects revenues and operation expenses related to activity for five hotels classified as discontinued operations. Two of the hotels were sold in that three month period generating a net gain of approximately $329,000.

Six Month Performance

For the six months ended June 30, 2005, the Company reported earnings from continuing operations before income taxes of $907,000 compared to earnings from continuing operations before income taxes of $285,000 for the six months ended June 30, 2004. Net earnings for the six months ended June 30, 2005 of $1,044,000 or $0.09 per diluted share were reported as compared to $921,000 or $0.07 per diluted share for the six months ended June 30, 2004.

Revenues from continuing operations for the six months ended June 30, 2005 compared to the six months ended June 30, 2004, increased $471,000. The increase in revenue was primarily a result of an increase in average daily rate (ADR) of $1.48 which resulted in an increase in revenue per available room (RevPAR) of $0.86 for the six months ended June 30, 2005, compared to the six months ended June 30, 2004.

Hotel and property operations expenses for the six months ended June 30, 2005 declined $437,000. The decrease was principally a result of a reduction in payroll of $321,000; marketing and payroll services of $225,000; reservation, management fee, and professional fees of $152,000, and insurance costs of $216,000. These were partially offset by an increase in franchise fees, advertising, supplies and utilities of $474,000.

The discontinued operations for the six months ended June 30, 2004 reflect revenues and operation expenses related to activity for five hotels classified as discontinued operations. No hotels were classified as discontinued operations during the six months ended June 30, 2005.

The Company had 69 hotels that were continuously in operation during both the second quarter of 2005 and the second quarter of 2004. Operating margins (room rentals and other hotel services less hotel and property operations as a percentage of room rentals and other hotel services revenue) for these properties increased to 33.5 percent for the second quarter of 2005, compared with 31.1 percent in the year-ago period. Operating margin for the six months ended June 30, 2005 increased to 29.2 percent, compared with 26.4 percent in the year-ago period.

Funds from operations (FFO) of $3,081,000, or $0.26 per diluted share, for the second quarter of 2005, is compared to FFO of $2,879,000, or $0.24 per diluted share, for the second quarter of 2004. For the six months ended June 30, 2005 FFO increased to $4,353,000 compared with $3,783,000 in the year-ago period.

Expansion Plans

The Company has entered into an agreement to acquire the 90 room Sleep Inn Hotel in Omaha, Nebraska. The transaction is anticipated to close on or about September 1, 2005.

"We are pleased to add this Sleep Inn property to our Omaha portfolio, which currently includes three Super 8 Hotels, with its excellent reputation and convenient location for airport and convention business, an area we continue to emphasize," said Paul J. Schulte. The Sleep Inn Hotel is located at 2525 Abbott Drive. The three Super 8 Hotels are located at 114th and Dodge Streets, 72nd and Spring Streets, and 108th and M Streets.

Separately, the Company announces the planned development of a 41 room Supertel Inn and Conference Center in Creston, Iowa. The new hotel will be located near the new Wal-Mart Supercenter and the Company's existing 123 room Super 8 Hotel. The Conference Center will have a capacity of approximately 200 people.

"We have a very strong relationship with the community and businesses in Creston," added Schulte. "With additional hotel rooms at the Conference Center, we expect to generate new opportunities for community, business and social events in the city."

Supertel Hospitality, Inc. specializes in limited-service lodging. The Company owns 69 hotels in 16 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

Unaudited
 (in thousands, except per share data)
                                                            Three Months Ended            Six Months
                                                                June 30,                 Ended June 30,
------------------------------------------------------------------------------------------------------------
                                                                 2005         2004        2005        2004
                                                            ------------------------------------------------
REVENUES
   Room rentals and other hotel services                      $ 16,084     $ 15,753    $ 28,347    $ 27,846
   Other                                                            42           28          87         117
                                                              ________     ________    ________    ________

                                                                16,126       15,781      28,434      27,963
                                                              ________     ________    ________    ________
EXPENSES
   Hotel and property operations                                10,696       10,846      20,057      20,494
   Depreciation and amortization                                 1,651        1,577       3,315       3,181
   General and administrative                                      646          476       1,248       1,078
                                                              ________     ________    ________    ________

                                                                12,993       12,899      24,620      24,753
                                                               _______     ________    ________    ________
EARNINGS FROM CONTINUING OPERATIONS
   BEFORE NET GAINS (LOSSES) ON DISPOSITIONS OF
   ASSETS, MINORITY INTEREST
   AND INTEREST EXPENSE                                          3,133        2,882       3,814       3,210

Net gains (losses) on dispositions of assets                         1            1           -          (8)
Interest expense                                                (1,406)      (1,399)     (2,799)     (2,809)
Minority interest                                                  (55)         (57)       (108)       (108)
                                                                _______     ________   ________    ________
EARNINGS FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                            1,673       1,427         907         285

Income tax (expense) benefit                                       (239)       (202)        137         371
                                                                _______     ________   ________    ________

EARNINGS FROM CONTINUING OPERATIONS                               1,434       1,225       1,044         656

Earnings from discontinued operations - net of income taxes           -         380           -         265
                                                                _______     ________   ________    ________

NET EARNINGS                                                   $  1,434     $ 1,605    $  1,044    $    921
                                                               ========     =======    ========    ========

NET EARNINGS PER SHARE - BASIC AND DILUTED:
Continuing operations                                          $   0.12     $  0.10    $   0.09    $   0.05
Discontinued operations                                               -        0.03           -        0.02
                                                               ________     ________   ________    ________

Net earnings                                                   $   0.12     $  0.13    $   0.09    $   0.07
                                                               ========     ========   ========    ========

Unaudited
(in thousands, except per share data)
                                                               Three months                 Six months
                                                               ended June 30,              ended June 30,
                                                        -----------------------------------------------------
                                                             2005         2004             2005       2004
                                                        -----------------------------------------------------
Weighted average number of shares outstanding for
calculation of earnings  per share - basic and diluted      12,061       12,049           12,060     12,049
                                                            ======       ======           ======     ======

Weighted average number of shares outstanding for
calculation of FFO per diluted share                        12,061       12,049           12,060     12,049
                                                            ======       ======           ======     ======
Reconciliation of net earnings to FFO
Net earnings                                               $ 1,434      $ 1,605          $ 1,044    $   921
Depreciation                                                 1,648        1,604            3,309      3,251
(Gains) losses on disposition of real estate assets             (1)        (330)               -       (389)
                                                           _______      _______          _______    _______

FFO (1)                                                    $ 3,081      $ 2,879          $ 4,353    $ 3,783
                                                           =======      =======          =======    =======

FFO per diluted share                                      $  0.26      $  0.24          $  0.36    $  0.31
                                                           =======      =======          =======    =======

(1) FFO is a non-GAAP financial measure. The Company considers FFO to be a market accepted measure of an equity REIT's operating performance, that is necessary, along with net earnings, for an understanding of the Company's operating results. FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding gains (or losses) from sales of real estate, plus depreciation and amortization of real estate assets. The Company believes its method of calculating FFO complies with the NAREIT definition. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income
(loss) (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to pay dividends or make distributions. All REITs do not calculate FFO in the same manner; therefore, the Company's calculation may not be the same as the calculation of FFO for similar REITs.

The Company uses FFO as a performance measure to facilitate a periodic evaluation of its operating results relative to those of its peers, who, like Supertel Hospitality, Inc., are typically members of NAREIT. The Company considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of our performance.

The following table sets forth the operating results of the Company's hotel properties on a same-store basis for the three and six months ended June 30, 2005 and 2004, respectively. Same-store comparisons below include the Company's 69 Hotels that have been continuously in operation. This presentation includes non-GAAP financial measures. The Company believes that the presentation of hotel property operating results on a same-store basis is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels' results.

                                                              Three Months                       Six Months
                                                             ended June 30,                     ended June 30,
                                                        ----------------------------------------------------------
                                                            2005          2004                 2005         2004
                                                        ----------------------------------------------------------

Same store revenue per available room (RevPAR)           $   36.76     $   35.86             $   32.53   $   31.67
Same store average daily room rate (ADR)                 $   54.33     $   52.80             $   53.06   $   51.58
Same store occupancy percentage                              67.7%         67.9%                 61.3%       61.4%

Room rentals and other hotel services from               $  16,084     $  15,753             $  28,347   $  27,846
continuing operations                                    =========     =========             =========   =========

Same store revenue from room rentals and
other hotel services consists of:
    Room rental revenue                                  $  15,697     $  15,321             $  27,637   $  27,063
    Telephone revenue                                           45            65                    89         125
    Other hotel service revenue                                342           367                   621         658
                                                         ---------     ---------             ---------   ---------
Same store revenue from room rentals and other           $  16,084     $  15,753             $  28,347   $  27,846
hotel services                                           =========     =========             =========   =========

Hotel and property operations expense from               $  10,696     $  10,846             $  20,057   $  20,494
continuing operations                                    =========     =========             =========   =========

Same-Store Property Operating Income ("POI")
  (Same store revenue from room rentals and
  other hotel services less same store hotel
  and property operations expense)                       $   5,388     $   4,907              $  8,290   $   7,352
                                                         =========     =========              ========   =========
POI as a percentage of same store revenue from
room rentals and other hotel services ("POI Margin")          33.5%         31.1%                 29.2%       26.4%
                                                         =========     =========              ========   =========
RECONCILIATION OF NET EARNINGS TO POI
Net earnings                                             $   1,434     $   1,605              $  1,044   $     921
Depreciation and amortization                                1,651         1,604                 3,315       3,251
Gain (loss) on disposition of assets                            (1)         (330)                    -        (389)
Interest expense                                             1,406         1,412                 2,799       2,828
Minority interest                                               55            57                   108         108
General and administrative expense                             646           476                 1,248       1,078
Income tax expense (benefit)                                   239           145                  (137)       (337)
Other revenues                                                 (42)          (28)                  (87)       (117)
Room rentals and other hotel services -
   discontinued operations                                       -          (286)                    -        (573)
Hotel and property operations expense -
   discontinued operations                                       -           252                     -         582
                                                         ---------     ---------              --------   ---------
POI                                                      $   5,388     $   4,907              $  8,290   $   7,352
                                                         =========     =========              ========   =========


CONTACT: Supertel Hospitality, Inc.
Paul J. Schulte, 402/371-2520
        or
Donavon A. Heimes, 402/371-2520